Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Universal Corporation 2017 Stock Incentive Plan of our reports dated May 26, 2017, with respect to the consolidated financial statements and schedule of Universal Corporation and the effectiveness of internal control over financial reporting of Universal Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2017 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia

February, 12, 2018